Exhibit 99.3

UNITED STATES OF AMERICA
Before The
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)
	)	Order No.: MWR-04-16
ANCHORBANK, FSB	)
Madison, Wisconsin	)	Date: September 17, 2004
OTS Docket No. 04474)
)

CONSENT ORDER TO
CEASE AND DESIST FOR AFFIRMATIVE RELIEF

WHEREAS, AnchorBank, fsb, Madison, Wisconsin (Bank or Association) (OTS Docket No. 04474), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief (Stipulation); and

WHEREAS, the Bank, by execution of this Stipulation, has consented and agreed to the issuance of this Consent Order to Cease and Desist for Affirmative Relief (Order) by the Office of Thrift Supervision (OTS), pursuant to 12 U.S.C. § 1818(b);(2) and

WHEREAS, the Deputy Director of the OTS has delegated to the Regional Directors of OTS the authority to issue Orders to Cease and Desist on behalf of OTS where the Bank has consented to the issuance of the Order, pursuant to 12 U.S.C. § 1818(b).

NOW THEREFORE, IT IS ORDERED THAT:

1.                       Compliance With Regulatory Requirements

The Bank, its subsidiaries, and the directors, officers, employees, and agents of the Bank and its subsidiaries shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling, aiding or abetting any unsafe or unsound practice or any violation of:

A.           31 C.F.R. § 103.22(b)(1), (c)(1) and (c)(2) (filing of currency transaction reports (CTRs));

(2)  All references to the United States Code (U.S.C.) are as amended, unless otherwise indicated.

B.             31 C.F.R. § 103.22(d) (filing requirements for exempt persons and maintenance of monitoring system designed to detect currency transactions requiring a suspicious activity report (SAR) on exempt non-listed business);

C.             31 C.F.R. § 103.27(a) (filing of CTRs within the required 15 days and maintaining copies of corrected CTRs);

D.            31 C.F.R. § 103.27(d) (filing CTRs with all required information);

E.              31 C.F.R. § 103.29(a) (completion of cash sale of monetary instrument forms);

F.              12 C.F.R. § 563.180(d)(5) (filing of suspicious activity reports (SARs) within the required timeframe);

G.             31 C.F.R. § 103.121 and 12 C.F.R. § 563.177(b)(2) (incorporation of customer identification program within the Bank Secrecy Act program and to fully implement the customer identification program);

H.            12 C.F.R. § 563.177(c)(1) and 12 C.F.R. Part 570, Appendix A, § II.A (a system of internal controls to ensure ongoing compliance);

I.                 12 C.F.R. § 563.177(c)(2) (independent testing);

J.                12 C.F.R. § 563.177(c)(3) (designation of a Bank Secrecy Act officer who could coordinate and monitor day-to-day compliance with Bank Secrecy Act requirements); and

K.            12 C.F.R. § 563.177(c)(4) (training of all appropriate personnel).

IT IS FURTHER ORDERED THAT:

CORRECTIVE PROVISIONS

2.               BSA Compliance Program

A.                   By no later than October 31, 2004, the Bank shall undertake an anti-money laundering (AML) risk assessment to determine if the Bank engages in activities or conducts its activities in a method of delivery, in a geographic area, or with a customer base or makeup that could reasonably expose it to potential money laundering activities and, if so, to determine the extent of that exposure. The AML risk assessment shall be reviewed and approved by the Board of Directors of the Bank (Board). The Bank shall submit the AML risk assessment to OTS.

B.                     By October 31, 2004, the Board shall revise the Bank’s AML Program, dated March 25, 2004, to:

1.               Require compliance by the Bank and its subsidiaries, including but not limited to Anchor Investment Services, Inc., with the Currency and Foreign Transactions Reporting Act, as amended by the USA Patriot Act and other laws (the Bank

Secrecy Act or BSA), 31 U.S.C. §§ 5311 et seq., and the regulations issued thereunder by the U.S. Department of the Treasury, 31 C.F.R. §§ 103.11 et seq., and the related BSA regulation issued by the OTS, 12 C.F.R. § 563.177 (collectively with the aforementioned laws and regulations, the BSA Laws and Regulations);

2.               Integrate and incorporate the Bank’s customer identification program and ensure that the identification and verification of all customers, including those handled through the use of correspondent banks, is in accordance with applicable BSA Laws and Regulations; and

3.               Address the Bank’s anti-money laundering risks.

C.             The Bank’s AML Program must address or provide for:

1.               Recommendations of the Bank’s outside compliance consultant;

2.               Revisions required by OTS’s report of examination of the Bank dated May 3, 2004;

3.               Recommendations from internal audits;

4.               Effective internal controls implemented to ensure compliance with BSA Laws and Regulations, and in accordance with Paragraph 5 of this Order;

5.               Independent testing of BSA functions in accordance with Paragraph 6 of this Order;

6.               Adequate staffing, including the designation of a qualified BSA officer(s) responsible for coordinating and monitoring day-to-day compliance in accordance with Paragraph 8 of this Order;

7.               Training of all personnel (including management and the Board) in accordance with Paragraph 9 of this Order;

8.               Clear written delegation of responsibility for management oversight of all BSA reporting and filing functions;

9.               Effective monitoring of transactions, including cash sale monetary instruments, incoming and outgoing funds transfers, and ACH transactions for suspicious or unusual activities;

10.         Effective monitoring of filing of CTRs for, at a minimum, timeliness, completeness, and accuracy;

11.         Monitoring for compliance with the Office of Foreign Assets (OFAC) regulatory requirements (see 31 C.F.R. Part 500) and guidelines, including the monitoring of international wire transfers handled by the Bank’s correspondent bank; and

12.         Adoption and implementation of policies and procedures required by this Order.

D.                    The Board thereafter shall review and approve the Bank’s AML Program on an annual basis, and more frequently if required by regulation or if the Bank significantly changes any of its major business lines and products, method of delivery of such products, geographic markets, or the type of customers that it serves.  The Board’s review shall address (i) the scope of coverage of the AML Program with respect to regulatory requirements, (ii) the adequacy of internal controls, (iii) the adequacy of independent testing and the implementation of corrective actions, (iv) the ability of the designated BSA officer(s) to coordinate and monitor day-to-day compliance with BSA Laws and Regulations and the Bank’s AML Program with the allocated resources and training, and (v) the adequacy of training of all staff, including the Board and senior management, on BSA Laws and Regulations.  The Board shall make the appropriate revisions to, and the Bank shall comply with, the revised AML Program.

E.                      The Bank shall submit the AML Program to OTS by no later than 30 days after revision.

3.               BSA Procedures

A.                   By October 31, 2004, the Bank shall implement detailed procedures to address all relevant BSA Laws and Regulations and OFAC Regulations and guidelines (BSA Procedures, collectively).

B.                     The BSA Procedures shall cover each department and subsidiary and be specific as to responsibilities and oversight.

C.                     The BSA Procedures must be consistent with the Bank’s AML Program, the Bank’s practices with respect to compliance, all applicable BSA Laws and Regulations, and OFAC Regulations and guidelines.  The Bank shall update BSA procedures promptly to reflect any change in applicable laws and regulations or the Bank’s BSA compliance program or address any AML risk resulting from any significant change in major business lines or products method of delivery of such products, geographic markets or the type of customer that its serves.

D.                    By October 31, 2004, the Board shall submit to OTS a certification that the procedures required by this Paragraph have been fully implemented.  The certification shall set forth a list of the procedures, the affected departments and subsidiaries, and the designated management oversight.

4.               Suspicious Activity Reports

A.                   The Bank and its subsidiaries shall comply with 12 C.F.R. § 563.180(d) and 31 C.F.R. § 103.18 with respect to the filing of SARs.

B.                     By October 31, 2004, the Bank shall implement procedures for filing SARs that cover all departments and subsidiaries and include, but are not limited to:

1.               Designating qualified individuals responsible for preparing and filing suspicious activity reports and oversight responsibility;

2.               Reviewing “exempt person” accounts for unusual or suspicious activity reports;

3.               Reviewing exemption reports and what parameters are used to filter exemptions;

4.               Designing a process for establishing expected activity levels (e.g., historical transaction pattern), including the designation of the person who will have authority to change profiles;

5.               Reconciling activity levels of higher risk accounts against customer files to ensure that documentation supports the higher level of activity;

6.               Requesting timely and adequate explanations of activity generated by monitoring reports;

7.               Maintaining exception reports in a centralized place to assist in detecting patterns of unusual activity;

8.               Reviewing automatic systems reports or other similar reports for (i) evidence of structured transactions, (ii) evidence of multiple accounts tied to one taxpayer identification number, (iii) customers with frequent cash transactions who have provided a foreign address or post office box or who have requested that the Bank hold monthly statements, (iv) review of major correspondent monthly statements, especially for cash shipments made on behalf of customers to correspondent banks, and (v) large deposits of cashier’s checks, money orders, or similar instruments drawn on other financial institutions, provided that to the extent that the Bank does not as of such date have automatic systems in operation that address any of the foregoing matters, the Bank shall use its best efforts to promptly obtain and implement such automatic systems; and

9.               Reviewing lending and all other operations engaged in by the Bank or its subsidiaries to detect suspicious activity, including the monitoring of exception or similar reports.

5.               Internal System of Controls

A.                   By January 31, 2005, the Bank shall establish internal controls and information systems that provide for:

1.               An organizational structure that establishes clear lines of authority and responsibility for monitoring adherence to all established policies;

2.               Effective risk assessment of all departments and subsidiaries;

3.               Timely and accurate internal reports, including responses to internal audit deficiencies and ramifications for failure to respond promptly to deficiencies;

4.               Proper monitoring of regulatory compliance and risk assessments, including board oversight and adequate documentation of tests, findings, and corrective actions, in accordance with the guidelines of Section 340 of the OTS Thrift Activities Handbook;

5.               Timely resolution of OTS examination findings, external and internal audit deficiencies, and regulatory violations;

6.               A definitive schedule of internal audit reviews; and

7.               An independent Audit Committee (that does not consist of management officials).

B.                     By January 31, 2005, the Board shall approve the written audit plan for the remainder of 2005 and submit the audit plan to OTS.  The Bank shall comply with the audit plan.

C.                     By January 31, 2005, the Board shall submit to OTS a written plan for the Board oversight of timely resolution of all audit deficiencies and all OTS examination deficiencies and for ongoing monitoring of corrective actions, where appropriate.  The Bank shall comply with this audit deficiency tracking plan.

D.                    The Board shall receive and review quarterly reports from the Audit Committee regarding:

1.               Any external and internal audit findings, BSA independent reviews, and OTS examination findings;

2.               Responses to external and internal audit findings, BSA independent reviews, and whether such responses were timely;

3.               Resolution of deficiencies found in OTS examination reports, BSA independent reviews, and external and internal audit reports;

4.               Whether the Bank is in compliance with its policies and procedures and any enforcement orders; and

5.               Whether the internal controls system is effective and the information systems are adequate.

E.              The Board shall periodically review and determine whether the Bank’s internal audit department is adequately staffed with qualified personnel, including any outsourced assistance, and whether the internal audit staff is receiving the appropriate ongoing training.

6.               Independent Testing

A.                   By no later than October 31, 2004, the Board shall submit to OTS a written schedule of independent testing, in accordance with the requirements of this Paragraph, of all divisions of the Bank and its subsidiaries for compliance with the BSA Laws and Regulations, the Bank’s AML Policy, and procedures required by Paragraph 3.  The Bank shall complete the independent test by December 31, 2004 (hereinafter referred to as Independent Testing Report or independent test). Thereafter, the Bank shall conduct independent testing of all functions no less frequently than on an annual basis and more frequently if deemed appropriate under its AML Policy.   The initial independent test shall be performed by a qualified outside consultant retained by the Bank.  Thereafter, the Bank shall use qualified employees who are independent or outsource this function to a qualified provider.

B.                     The independent test shall address, but not be limited to, the following:

1.               Review of compliance with information sharing requirements under Section 314 of the USA Patriot Act, including procedures for receiving, reviewing, and responding to Section 314(a) requests from the Financial Crimes Enforcement Network;

2.               Test of the Bank’s customer identification program to determine effectiveness in complying with applicable requirements;

3.               Review of identification and reporting of suspicious activities and the timeliness and completeness of SAR filings;

4.               Review of CTRs (FinCEN Form 104 and FinCEN Form 105) for completeness, accuracy, and timeliness;

5.               Review of timing and accuracy of the filing of cash sales of monetary instruments reports;

6.               Review of teller’s work, daily cash reports, and high dollar reports;

7.               Confirmation of the integrity and accuracy of the Bank’s BSA recordkeeping activities and adherence to in-house record retention schedule;

8.               Review of compliance with rules and requirements for exemptions from CTR filing requirements (including review of the monitoring system for exempt customers, the filing of the required forms to designate an entity as exempt from the CTR requirements, and the reasonableness of the exemptions granted);

9.               Review of compliance with procedures for maintaining required information from customers purchasing monetary instruments for cash in amounts between $3,000 and $10,000, and for ensuring that appropriate identification measures are in place;

10.         Review of wire transfer operations;

11.         Review of training records of appropriate personnel and assessments reflecting whether the Bank is conducting an ongoing and effective BSA training program;

12.         Review of compliance with OFAC requirements (31 C.F.R. Part 500 and OFAC guidelines);

13.         Test of the Bank’s policies and procedures regarding the designation of high-risk activities/customers/areas, if any, for possible money laundering or other suspicious activity for which a SAR must be filed;

14.         Review of Bank’s due diligence procedures for correspondent and private banking accounts, if any;

15.         Test of the Bank’s internal controls procedures for monitoring compliance with the BSA, OFAC requirements and guidelines, customer identification program, and SAR Policies;

16.         Review of the process for implementation of adequate and appropriate corrective actions;

17.         Monitoring of cash shipments to and from the Federal Reserve Bank or the Bank’s correspondent bank; and

18.         Review of correspondent accounts with foreign banks, if any.

C.                     The Independent Testing Report shall set forth specific methodology used to conduct the testing, state specific findings, and recommend specific corrective actions to address any deficiencies.  The Board shall consider the Independent Testing Report within 30 days after its completion.  The Bank shall review a copy of the written Independent Testing Report, along with supporting documentation and work papers and a list of corrective actions (if any), to OTS by no later than 30 days following the submission of the report to the Board.

D.                    The Bank shall maintain copies of the Independent Testing Report, as well as the detailed work papers (including records of transactions analysis), for five (5) years.

E.                      The Board minutes shall reflect clearly and specifically the Board’s consideration of all Independent Testing Reports and decisions regarding specific corrective actions.

F.                      The Board shall require management to provide specific periodic reports on corrective actions taken in response to deficiencies found in the Independent Testing and shall established specific deadlines for completion.

7.               CTR Audit

A.                   By September 30, 2004, the Bank shall review daily cash reports, monetary instrument logs, or other similar reports to ensure that all CTRs and, SARs related to such CTRs have been filed, as appropriate, on transactions for the period of October 1, 2001 through December 31, 2003.

B.                     By October 15, 2004, the Board shall provide to OTS a definitive written report indicating that all required CTRs and SARs related to such CTRs have been filed, as appropriate on transactions for the period of October 1, 2001 through December 31, 2003.

C.                     By December 17, 2004, the Bank shall review all CTRs filed for the period of October 1, 2001 through December 31, 2003, to ensure that all CTRs with omitted or incorrect information have been correctly resubmitted in accordance with all applicable procedures and legal requirements.

D.                    By December 31, 2004, the Board shall provide to OTS a definitive written report indicating that all CTRs in error for the period of October 1, 2001 through December 31, 2003 have been corrected and resubmitted.

8.               BSA Compliance Program Staffing and Resources

A.                   By October 31, 2004, the Board shall ensure that the Bank’s designated BSA officer has sufficient authority, expertise, time, and staff (which may include outsourced staff) and resources to perform his/her assigned responsibilities to coordinate and monitor for day-to-day compliance with BSA Laws and Regulations, the Bank’s AML Program, and related procedures, including, but not limited to, those procedures required by this Order.

B.                     The Board must review this position, on at least a semiannual basis, to determine whether designated BSA officer(s) and related staff are adequately coordinating and monitoring BSA compliance on a day-to-day basis and whether additional resources and training are necessary.   The Board shall submit to OTS a copy of its findings within 30 days after completion.

9.               BSA/SAR Training

A.                   By no later than October 31, 2004, the Bank shall develop and the Board shall approve a comprehensive training program for all departments and subsidiaries to ensure that each director, officer, and employee is knowledgeable of the specific requirements of the applicable BSA Laws and Regulations, SAR Regulations, OFAC Regulations and guidelines, AML Policy, and related procedures for which his/her department and for which he or she is responsible for compliance (Training Program).  Each director, officer, and employee who is subject to the training requirement above shall receive training no less frequently than annually, and more frequently if required by change in the Bank’s AML risk, BSA Laws and Regulations, and Bank’s AML Policy and procedures.

B.                     The Training Program shall address: (i) training for new employees, (ii) requirements for mandatory attendance, (iii) frequency of training, (iv) procedures for updating training programs and materials on a regular basis so that all personnel have the most current information available, (v) requirements for testing for proficiency of comprehension of employees, and (vi) the training curriculum, including the method.

C.                     By no later than October 31, 2004, the Board shall provide to OTS a two-year training schedule for all Bank and subsidiary personnel, including directors, and management, to receive the training required by Paragraph 9A of this Order.

D.                    The Bank shall maintain detailed training records on all training conducted for a period of five (5) years after such training.  These training records shall address the scope of training provided, attendance, and the depth of comprehension.  The Board shall designate an officer for maintaining the training records and for auditing compliance with the training schedule.

E.                      No later than January 31, 2005, and no less frequently than annually thereafter, the designated officer shall submit a written report to the Board that (i) sets forth scope and frequency of training, (ii) evaluates the effectiveness of the Training Program, (iii) addresses deficiencies noted in the Training Program as a result of independent testing or by the internal auditor or the OTS examiners and the correction of such deficiencies, and (iv) recommends any enhancements to the Training Program. No later than 30 days after receipt of this report, the Board shall submit to OTS the training report and a summary of the actions taken to address any deficiencies.

10.         Employee Performance

By October 31, 2004, the Board shall revise its compensation and bonus policies and other personnel-related policies, as applicable, to take into consideration:

A.                   The officer’s or employee’s response and correction of external and internal audit deficiencies and OTS examination deficiencies that are within the employee’s job responsibilities, and

B.                     Compliance with Bank’s policies and procedures and applicable regulations, including but not limited to the Bank’s AML Program, BSA Laws and Regulations, and BSA and SAR Procedures, and satisfactory completion of required Training Program provided for in Paragraph 9 hereof.

BOARD OF DIRECTORS

11.         Directors and Board Responsibility

Notwithstanding the requirements of this Order that the Bank and the Board submit various matters to the Regional Director for the purpose of receiving approval, notice of non-objection, or notice of acceptability, such regulatory oversight does not derogate or supplant each individual member’s continuing fiduciary duty.  The Board shall have the ultimate responsibility for overseeing the safe and sound operation of the Bank at all times, including compliance with the determinations of the Regional Director as required by this Order.

12.         Compliance with Order

A.                   The Board and officers of the Bank shall take immediate action to cause the Bank and its subsidiaries to comply with the terms of this Order and shall take all actions necessary or appropriate thereafter to cause the Bank and its subsidiaries to continue to carry out the provisions of this Order.

B.                     The Board, on a monthly basis, beginning with the month of November of calendar year 2004, shall adopt a board resolution (Compliance Resolution), formally resolving that, following a diligent inquiry of relevant information (including reports of management, consultants and advisors), to the best of its knowledge and belief, during the immediately preceding calendar month, the Bank has complied with each provision of this Order currently in effect, except as otherwise stated.  The Compliance Resolution shall specify in detail how, if at all, full compliance was found not to exist, and identify all notices of exemption or non-objection issued by the Regional Director, or his or her designee, that were outstanding as of the date of its adoption.

C.                     The minutes of the meeting of the Board shall set forth the following information with respect to the adoption of each Compliance Resolution:  (i) the identity of each director voting in favor of its adoption; and (ii) the identity of each director voting in opposition to its adoption or abstaining from voting thereon, setting forth each director’s reasoning for opposing or abstaining.

D.                    The Bank shall provide to the Regional Director a certified true copy of each Compliance Resolution as adopted by the Board within 20 calendar days of the Board meeting at which the Compliance Resolution was adopted.  The Board, by virtue of the Bank’s submission of a certified true copy of each such Compliance Resolution to the Regional Director, shall be deemed to have certified to the accuracy of the statements set forth in each Compliance Resolution, except as provided below.  In the event that one or more Directors do not agree with the representations set forth in a Compliance Resolution, such disagreement shall be noted in the minutes of the Bank.

E.                      The Board shall promptly respond to any request from OTS for documents that the OTS requests to demonstrate compliance with this Order.

MISCELLANEOUS

13.         Definitions

All technical words or terms used in this Order and Stipulation for which meanings are not specified or otherwise provided by the provisions of this Order shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations, Home Owners’ Loan Act (HOLA), Federal Deposit Insurance Act (FDIA), or OTS Publications.  Any such technical words or terms used in this Order and undefined in said Code of Federal Regulations, HOLA, FDIA, or OTS Publications shall have meanings that are in accordance with the best custom and usage in the savings and loan industry.

14.         Successor Statutes, Regulations, Guidance, Amendments

Reference in this Order to provisions of statutes, regulations, and OTS Publication shall be deemed to include references to all amendments to such provisions as have been made as of the Effective Date of this Order and references to successor provisions as they become applicable.

15.         Effective Date

This Order is and shall become effective on the Effective Date, as shown in the caption hereof.

16.         Notices

A.                   Except as otherwise provided herein, any request, demand, authorization, directive, notice, consent, waiver or other document provided or permitted by the Order to be made upon, given or furnished to, delivered to, or filed with:

1.               The OTS, by the Bank, shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid or sent via overnight delivery service or physically delivered, in each case addressed to the Regional Director, Office of Thrift Supervision, Department of the Treasury, 225 East John Carpenter Freeway, Suite 500, Irving, Texas 75062-2327 or telecopied to (972) 277-9501

2.               The Bank, by the OTS, shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid, or sent via overnight delivery service or physically delivered, in each case addressed to AnchorBank, fsb at 25 West Main Street, Madison, Wisconsin 53703-7933.

B.                     Notices hereunder shall be effective upon receipt, if by mail, overnight delivery service or telecopy, and upon delivery, if by physical delivery.  If there is a dispute about the date on which a written notice has been received by a party to this Order, then, in the event such notice was sent by United States mail, there shall be a presumption that the notice was received two Business Days after the date of the postmark on the envelope in which the notice was enclosed.

17.         Time Limits

Time limitations for compliance with the terms of this Order run from the Effective Date, unless otherwise noted. The Regional Director or the assigned Regional Deputy Director or Assistant Director may extend any time limits set forth in this Order by specifically granting that extension in writing.

18.         No Violations Authorized; OTS Not Restricted

Nothing in this Order or the Stipulation shall be construed as: (i) allowing the Bank to violate any law, rule, regulation, or policy statement to which it is subject, or (ii) restricting or estopping the OTS from taking any action(s), including without limitation any actions that it believes are appropriate in fulfilling the responsibilities placed upon it by law.

19.         Effect of Headings

The Section Headings herein are for convenience only and shall not affect the construction hereof.

20.         Incorporation

The Stipulation is made a part hereof and is incorporated herein by this reference.

21.         OTS Review of Actions Required

All policies, procedures, corrective actions, plans, programs, reviews, and systems required by this Order (collectively, Policies and Procedures) shall conform to all applicable statutes, regulations, policy, and guidance.  The Board shall revise such Policies and Procedures, within 45 days of receipt of, and in accordance with, written direction from the Regional Director or the assigned Regional Deputy Director or Assistant Director. The Bank shall comply with the Policies and Procedures (as so revised if so directed), except in accordance with the express, written notice of non-objection by the Regional Director. The Regional Director or the assigned Regional Deputy Director or Assistant Director may provide a written notice of nonobjection or objection, or request additional information with respect to any submission to OTS required by this Order.

22.         Duration, Termination or Suspension of Order

The Stipulation and the Order shall remain in effect until terminated, modified or suspended in writing by the OTS, acting through its Director, Deputy Director, Regional Director or other authorized representative.

OFFICE OF THRIFT SUPERVISION

By:	/s/ Frederick R. Casteel
Frederick R. Casteel
Regional Director
Midwest Region